Exhibit 23.1
                                  ------------

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Louisiana-Pacific Corporation on Form S-8 of our report dated January 29, 1999 (February 25, 1999 as to the first paragraph of Note 11), appearing in the Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Portland, Oregon
November 24, 1999